Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, the undersigned hereby constitute and appoint  Timothy J. Koziol and Brett M. Clark, and each of them, as his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-1A has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Clyde E. Rhodes, Jr.	Chief Compliance Officer,	April 17, 2008
Clyde E. Rhodes, Jr.	Executive Vice President of Compliance,
Secretary and Director

/s/ James P. Stapleton	Director	April 17, 2008
James P. Stapleton